Exhibit 10.27
                               SUBLEASE AGREEMENT


                                     PARTIES

This instrument, for reference purposes only, dated this 21st day of July, 2000, by and between SOFTWARE TECHNOLOGY, INC., a Florida corporation ("Sublessor") and Ronson Communication & Information Systems, L.C. a Virginia limited liability company ("Sublessee") as a Sublease under the Office Lease dated August 15, 1994, entered into by Alexandria South Associates, L.P. as Landlord, and Sublessor as tenant, said Lease amended and modified in the Addendum Number One To Agreement Of Lease entered into by Hunting Creek, LLC (successor in interest to Alexandria South Associates, L.P.) as Landlord and Sublessor as Tenant. A copy of said Lease and Addendum (hereinafter together referred to as the "Prime Lease") is marked as Exhibit "A" and is attached hereto and made a part hereof. The term Lessor or Landlord used in the Prime Lease is herein after referred to as Prime Lessor.

                                    PREMISES

Sublessor leases to Sublessee and Sublessee hires from Sublessor those certain premises leased to Sublessor under the Prime Lease situated in 5904 Richmond Highway, Alexandria, Virginia 22303 (the "Building"), and commonly known as Suite 611 on the Sixth floor, (hereinafter referred to as the "Subleased Premises"). Sublessor and Sublessee hereby agree that for all purposes of the Sublease, including the computation of rent and additional rent that the Subleased Premises shall comprise six thousand one hundred fifty-four (6,154) rentable square feet as outlined on Exhibit "B". Should Sublessor desire to sublease any additional space on the sixth floor of the Building, of which Sublessor has the leasehold right, and subject to the Prime Lease, Sublessor shall first offer such proposed sublease to Sublessee upon the same terms and conditions as defined herein. Sublessee shall then have five (5) business days after notice of such proposed sublease to accept the proposed sublease. If such proposed sublease is not accepted within the five (5) business days then such Sublessee right shall expire and no such further right or encumbrance shall remain.

                                      TERM

The term of this Sublease shall be for a period of thirty-seven (37) months, commencing on August 1, 2000 (the "Commencement Date"), and ending on August 31, 2003 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Notwithstanding said stated Commencement Date, if for any reason Sublessor cannot deliver possession of the Subleased Premises to Sublessee by the Commencement Date Sublessee shall not be obligated to pay rent or additional rent or other charges until the Subleased Premises are delivered and Sublessor shall provide Sublessee with one (1) days free rent for every day of delay after September 1, 2000 except, without limitation, because the Prime Lessor has failed or refuses to grant its consent to this Sublease or if such delay is caused by force majeure. Such failure, however, shall not affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof. If Sublessor does not deliver possession of the Subleased Premises within ninety (90) days from said stated Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is cancelled as aforesaid, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all liabilities hereunder (including any free rent obligations). No delay in delivery of possession of the Subleased Premises shall extend the stated expiration date of this Sublease.

In the event that Sublessor shall permit Sublessee to occupy the Subleased Premises prior to the Commencement date of the term and Sublessee shall occupy the same or any portion thereof, such occupancy shall be subject to all of the provisions of this Sublease including the payment of rent and additional rent and other charges. Said early possession shall not advance the termination date of this Sublease.

                             ACCEPTANCE OF PREMISES

Except as set forth below, the Subleased Premises will be delivered by the Sublessor, and accepted by the Sublessee, in their "as-is" condition except for latent defects not reasonably discoverable through visible inspection, in which event repair of Sublease Premises shall be sought by Sublessor pursuant to
Section 10 of the Prime Lease. Sublessor is not obligated to make any improvements or repairs to the Subleased Premises except to demise the Subleased Premises (the expense to demise Sublease Premises to be borne solely by Sublessor). Notwithstanding the foregoing, Sublessor shall cooperate with Sublessee to enforce and obtain the performance of Landlord's obligations under the Prime Lease, without cost to Sublessor. The Sublessee has had an opportunity to inspect the Subleased Premises and has found the Subleased Premises to be fit for the Sublessee's use. The Sublessee accepts the premises with all systems (including, without limitation, heating, ventilating, air conditioning, telephone, etc.) to be in good working order and repair. Failure of Sublessee to notify Sublessor of any problems or issues with such systems within 30 days after the commencement date of the term shall be deemed an acceptance by Sublessee that such systems are in good working order. In the event Sublessee requires that alterations be made to the Subleased Premises, all alterations shall be subject to the reasonable approval of the Sublessor and to the terms and conditions of the Prime Lease. Any alterations or improvements made to the Subleased Premises by Sublessee shall be removed at Expiration Date if so requested by Sublessor or the Prime Lessor at time Sublessee requests consent from Sublessor or the Prime Lessor to improve or alter Subleased Premises. Sublessor shall be responsible for any damage done to the Subleased Premises in the process of Sublessor moving in or out of the Premises.

                                      RENT

Sublessee shall pay to Sublessor as rent for the Subleased Premises, the following:

Ten Thousand, Seven Hundred, Sixty Nine and 50/100 Dollars ($10,769.50) per month commencing on Sublessee's possession of the Subleased Premises, and continuing up to and including July 31, 2001;

Eleven Thousand, Ninety Two and 59/100 Dollars ($11,092.59) per month commencing on August 1, 2001 and continuing up to and including July 31, 2002;

Eleven Thousand, Four Hundred, Twenty Five and 36/100 ($11,425.36) per month commencing on August 1, 2002 and continuing up to and including July 1, 2003;

Eleven Thousand, Seven Hundred, Sixty Eight and 99/100 Dollars ($11,768.12) per month commencing on August 1, 2003 and continuing up to and including August 31, 2003;

Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. The rent will be paid in advance, on or before the first day of each month during the term of this Sublease. Rent and additional rent and other charges shall be payable without notice or demand, without any deduction, offset, or abatement except as otherwise provided and in immediately available funds of the United States of America to Sublessor at:

                           Software Technology, Inc.
                           Attention: Sally Ball, Vice President of Finance 1830 Penn Street
                           Melbourne, FL  32901

Or to such other person or at such other place as Sublessor may designate in writing. If Sublessee shall fail to pay any Rent within ten (10) days after such Rent becomes due and payable, then (a) Sublessee shall pay to Sublessor a late charge of five percent (5%) of the amount of such overdue Rent, and (b) any such late Rent payment shall bear interest from the date such rent became due and payable to the date of payment thereof by Tenant at the Interest Rate of eighteen percent (18%) per annum, but in no event greater than the maximum rate permitted by law. Such late charge and interest shall be due and payable within five (5) business days after written demand from Sublessor is received by Sublessee.

Commencing as of January 1, 2001, Sublessee shall also pay to Sublessor, as additional rent, its prorata share (currently 6.54%) of increases in Operating Expenses and Real Estate Taxes (as such items are defined in the Prime Lease) over the actual expenses incurred during the base year, which shall be defined as Calendar Year 2000. Sublessee shall also pay to Sublessor, as additional rent, its pro rata share of any other sums and charges (expect fixed rent) required to be paid by Sublessor to Prime Lessor under the Prime Lease, whether or not referred to as additional rent (except for any charges and sums due solely to services requested by Sublessee or solely benefiting Sublessor).

                                SECURITY DEPOSIT

Simultaneously with the execution of this Sublease, Sublessee shall deposit with Sublessor the cash Deposit in the amount of Ten Thousand, Seven Hundred, Sixty Nine and 50/100 Dollars ($10,769.50), which deposit shall represent advance rent to be applied upon commencement to the Base Rent then due, and within seven (7) days, Ten Thousand, Seven Hundred, Sixty Nine and 50/100 ($10,769.50) which shall be held by Sublessor as security, for the performance of Tenant's obligations and covenants under this Lease.

                                     PARKING

Sublessor grants to Sublessee twenty of Sublessor's non-reserved parking permits for Sublessee's use in common with other tenants and the public of the on-site parking areas currently surrounding the ground level of the Building.

                            SUBLEASING AND ASSIGNMENT

Sublessee's right to sublet or assign the Subleased Premises shall be subject to Sublessor's and Prime Lessor's approval, which shall not be unreasonably withheld, conditioned or delayed, subject to the Prime Lease.

             PROVISIONS CONSTITUTING SUBLEASE; SUBORDINATE POSITION
                  OF THIS INSTRUMENT; CERTAIN COVENANTS, ETC.

Except as the provisions of the Prime Lease may be in conflict or inconsistent with the provisions set forth in this instrument, all of the terms and conditions contained in the Prime Lease are incorporated herein as terms and conditions of this Sublease, with each reference in the Prime Lease to Lessor or Landlord and to Lessee or Tenant to be deemed to refer to Sublessor and Sublessee, respectively, and such incorporated provisions together with all of the provisions contained in this instrument shall be the complete terms and conditions of this Sublease. It is understood that the various periods of time referenced as bases for the application of rent adjustment formulae or other charges provided in the Prime Lease shall continue to apply hereunder without modification.

(b) This Sublease is subject to all of the terms and conditions of the Prime Lease unless specifically excepted herein, and Sublessee shall assume and perform the obligations of Sublessor as Tenant under said Prime Lease to the extent said terms and conditions are applicable to the Subleased Premises. Both Sublessor and Sublessee agree not to commit or permit to be committed on the Subleased Premises, any act or omission which shall violate any term or condition of the Prime Lease. In the event of the termination of Sublessor's interest as Tenant under the Prime Lease, except by termination because the default of the Prime Lease by Sublessor or by voluntary termination of the Prime Lease by Sublessor, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

(c) With respect to repairs, replacements, restoration, services, and the performance of any other obligations required of the Prime Lessor under the Prime Lease, and with respect to any consent or approval required to be obtained of the Prime Lessor under the Prime Lease, and provided Sublessee is not in default hereunder, Sublessor's sole obligation with respect thereto, upon being requested in writing by Sublessee, shall be to assign to Sublessee such rights as Sublessor may have (Sublessor shall use reasonable efforts to obtain approvals and to assist Sublessee per this Paragraph "C"), whether under the Prime Lease or otherwise, to require compliance by the Prime Lessor with all of the provisions of the Prime Lease insofar as they affect the Subleased Premises or any part thereof or the use or occupancy thereof and to seek the approval or consent of the Prime Lessor as well as such rights and remedies as Sublessor may have as a result of the Prime Lessor's failure or refusal to comply with such provisions.

Sublessee shall have the right to conduct such proceedings (in court or elsewhere) as may be required, to obtain from the Prime Lessor any such work and services, the performance of such obligations and such consent and approval. The foregoing shall not be construed as waiving any requirement that Sublessee obtains Sublessor's consent or approval on such matters as herein provided. Such proceedings may be brought, at Sublessee's option, in its own name or in
Sublessor's name. Sublessee shall indemnify Sublessor against any loss, liability, damages, costs and expenses, including reasonable attorneys' fees, actually incurred by Sublessor by reason of such action or proceeding. Sublessee acknowledges and agrees that Sublessor shall not be liable to Sublessee with respect to any delay, default or failure of the Prime Lessor in the performance by the latter of its obligations and covenants under the Prime Lease unless such be due to acts or misconduct of Sublessor and neither shall the rent, additional rent, and other charges hereunder abate nor shall any of the obligations of Sublessee hereunder be affected by reason thereof and Sublessee agrees to look solely to the Prime Lessor for the performance of same.

(d) Anything in this instrument to the contrary  notwithstanding,  Sublessor and
Sublessee   shall  not  be  liable  to  the  other  party  for  the  incidental, consequential or special damages.

(e) Wherever in the Prime Lease Lessee or Tenant is required to give notice to the Lessor or Landlord thereunder, Sublessee shall be required to give notice to Sublessor at least an additional five (5) days in advance of the time required of Lessee or Tenant thereunder. Whenever in the Prime Lease Lessee or Tenant is required to do an act or cure a default within a specified period of time, Sublessee shall perform such act and cure such default at least five (5) days prior to the time required of Lessee or Tenant thereunder.

(f) Wherever the consent or approval of Sublessor is requested by Sublessee, Sublessor may withhold same without liability to Sublessee and without affecting Sublessee's obligations hereunder only if Sublessor requests same under the Prime Lease and does not receive such consent or approval from the Prime Lessor.

(g)      Sublessor represents and agrees:

         (1) That the Prime Lease is in full force and effect, has not been amended (except as herein stated), modified or terminated and Sublessor is not in default thereunder.

         (2) That Sublessor has full right and authority under the Prime Lease to enter into the within Sublease subject to the written approval of the Prime Lessor and Sublessor shall use reasonable efforts to obtain such consent. If Sublessor does not obtain such approval and provide the Sublessee with a copy thereof within thirty (30) days after the date hereof, this Sublease shall be deemed terminated and neither party shall have any obligation to the other except that Sublessor shall refund to Sublessee any monies theretofore received from Sublessee hereunder provided Sublessee shall theretofore have fully cooperated with Sublessor in seeking such approval. Anything to the contrary notwithstanding in this Sublease, the term hereof shall not commence in the absence of such approval.

         (3) Sublessee upon paying rent, additional rent and all other charges Sublessee is responsible for and performing all of the terms on Sublessee's part to be performed, shall peaceably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms of Prime Lease and to any superior mortgage or other instrument to which this Sublease or the Prime Lease is subordinated to in accordance with the terms of this Sublease and the Prime Lease.

         (4) That Sublessor shall not terminate the Prime Lease or otherwise adversely and materially affect the Subleased Premises without prior written consent of Sublessee.

(h) Sublessor and Sublessee each shall have the right but not the obligation to take any action required to be taken by the other party hereunder where such action may be necessary to prevent a default under the terms of the Prime Lease under circumstances wherein the other party has failed, after proper notice to take such action and the other party who has failed to take any such action required of it hereunder shall thereupon reimburse the party taking such action for any and all costs thereby incurred by it together with interest from the date incurred to the date of reimbursement, inclusive, at a rate equal to four points above the prime rate on short term commercial borrowings charged by Chase Manhattan Bank N.A. (New York, New York), but in no event higher than the usury or legal rate, if one be applicable thereto.

(i) Sublessee agrees to indemnify and hold Sublessor and its affiliated corporations and parent corporation harmless from any and all liability, loss, damage, suits, actions, proceedings, costs and expenses, including reasonable attorneys' fees by reason of any breach by Sublessee of any of the terms or conditions of this Sublease or of the Prime Lease or the use, occupancy or operations of the Sublessee on or about the Subleased Premises.

         Sublessor agrees to indemnify and hold Sublessee and its affiliated corporations and parent corporation harmless from any and all liability, loss damage, suits actions, proceedings, costs and expenses, including reasonable attorneys' fees by reason of any breach by Sublessor of any of the terms or conditions of this Sublease or of the Prime Lease or the use, occupancy or operations of the Sublessor on or about the Subleased Premises.

(j) With respect to such insurance as is required to be maintained by the Tenant or Lessee under the Prime Lease against claims by others for personal injury, death and property damage, the applicable policies shall name as insured both the Sublessor and the Prime Lessor and any other entities which the Prime Lease may require. In any case, where the Landlord or Lessor under the Prime Lease is entitled to exculpation with respect to damages sustained by the Tenant or Lessee under the Prime Lease, such exculpation shall run in favor of both the Prime Lessor and the Sublessor.

(k) This Sublease and the rights granted to Sublessee hereunder are subject and subordinate to the Prime Lease and to the rights of Prime Lessor thereunder and of any present or future mortgages, deeds of trust, liens, encumbrances, reservations, restrictions, easements, agreements, covenants and encroachments affecting, or which may affect, the Prime Lease or the real property covered by the Prime Lease. Without derogation of the foregoing, in the event of any conflict between the terms of this Sublease and those of the Prime Lease, those which are more restrictive and onerous against the interests of the Sublessee shall prevail and control.

(l) Sublessee acknowledges that neither Sublessor nor anyone on its behalf has made representations or promises with respect to the Building or Subleased Premises or otherwise except as herein expressly set forth. Nothing herein contained shall be construed as warranting that the Subleased Premises are in good condition or fit or suitable for any particular uses or purposes whatsoever and the Sublessee hereby agrees that it has examined the Subleased Premises and is fully satisfied with the physical condition thereof and accepts the same in "as is" broom-clean condition (after removal of such personal property and trade fixtures and equipment of Sublessor as Sublessor may elect to remove prior to the delivery of the Subleased Premises to Sublessee hereunder) and subject to latent defects not reasonably discovered through visible inspection.

(m) All notices and demands required hereunder shall be in writing, sent by registered or certified mail, return receipt requested, or when sent by overnight delivery by a nationally recognized overnight delivery service as follows:

(1)      If given to Sublessor by Sublessee:

                  Software Technology, Inc.
                  Attention:  Dr. C. Camden McCarl
                  Manager of DC Engineering
                  5904 Richmond Highway, Suite 610
                  Alexandria, VA  22303

         (2)      If given to Sublessee by Sublessor:

                  RCI Systems, L.C.
                  Attention:  Charles J. Monterio, Sr.
                  Director, Finance & Administration
                  5904 Richmond Highway, Suite 404
                  Alexandria, VA  22303

         (3) To any subsequent address or to any other entity which either of the parties may designate for such purpose in writing by similar notice.

         (4) All notices shall be deemed to be given when sent, as aforesaid mailed except that changes of address shall be deemed given when received.

         (5) Sublessor and Sublessee each shall give to the other a copy of all communications and notices given by either to the Prime Lessor in the same manner and simultaneous with such notices and communications given to the Prime Lessor. Sublessor and Sublessee shall promptly give to the other a copy of all notices received from the Prime Lessor during the term of this Sublease.

(n) Sublessee warrants and represents to Sublessor that Sublessee has dealt with no broker in connection with the negotiation of the Sublease other than David
Kinney of the Fred Ezra Company, and Sublessee agrees to indemnify and hold Sublessor harmless from any claims, damages, liability, loss, cost and expense, including reasonable attorneys' fees, arising out of or in connection with any claim for commission or brokers' or finders' fees with respect to this transaction except for any fee that may be due the Fred Ezra Company and Sublessor's broker.

(o) Sublessor warrants and represents to Sublessee that Sublessor has dealt with no broker in connection with the negotiation of the Sublease other than Anthony King of the Fred Ezra Company, and Sublessor agrees to indemnify and hold Sublessee harmless from any claims, damages, liability, loss, cost and expense, including reasonable attorneys' fees, arising out of or in connection with any claim for commission or brokers' or finders' fees with respect to this transaction except for any fee due the Fred Ezra Company.

(p) In the event Sublessor shall default in the payment of any rental obligation under the Prime Lease and such default is continuing, and the Sublessee is not in default hereunder, Sublessee shall have the right, but not the obligation, to cure such default forty-eight (48) hours after it gives Sublessor written notice thereof. If Sublessee cures such default, Sublessee shall be entitled to reimbursement from Sublessor for the actual cost of curing such default. In the event that the Lease is terminated due to a default by Sublessor, Then Sublessee shall be entitled to seek all remedies available at law and equity; provided, however, that Sublessee shall not be entitled to receive from Sublessor any special, consequential or punitive damages due to Sublessor's default and the subsequent termination of the Prime Lease.

(q) If Sublessor shall default in the performance of any of its obligation under this Sublease, and if within twenty-one days after written notice from Sublessee to Sublessor specifying such default Sublessor has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, Sublessee, in addition to all of its other rights and remedies at law and in equity, shall have the right, but not the obligation to cure such default forty-eight (48) hours after it gives Sublessor written notice thereof. In the event that the Lease is terminated due to a default by Sublessor, then Sublessee shall be entitled to seek all remedies available at law and equity; provided, however that Sublessee shall not be entitled to receive from Sublessor any special, consequential or punitive damages due to Sublessor's default and the subsequent termination of the Lease.

(r) In addition to Sublessee's rights contained in the Sublease or available in law or equity, in the event Sublessee obtains a judgement against Sublessor arising out of Sublessor's default under the Prime Lease or the Sublease, Sublessee may, to the extent the judgement is not paid by Sublessor, elect to set off the amount of the judgement, plus interest at 12% per year, against the next due installments of Rent. Election by Sublessee to set off against Rent shall not constitute an election or remedies and Sublessee may pursue all remedies available at law and equity to enforce the judgement against Sublessor.

(s)      If Sublessee shall default in the performance of any of its:

(a)               monetary  obligations  hereunder,  and if such  default  shall
                  continue  for  seven  (7)  days  after  written   notice  from
                  Sublessor designating such default, or

(b) non-monetary obligation hereunder, and within twenty-one (21) days after written notice from Sublessor to Sublessee specifying such default Sublessee has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion,

         Sublessor shall have all the rights of the Prime Lessor under the Prime Lease and Sublessee shall be subject to all provisions thereof respecting the Tenant under the Prime Lease.

                                       USE

The Subleased Premises shall be used and occupied only for general office use.

                                ENTIRE AGREEMENT

This Sublease contains the entire understanding of the parties hereto and shall supersede all prior agreements, which are hereby deemed null and void. This Sublease shall not be modified or amended or extended except by an instrument in writing duly signed by the parties hereto, such being in the case of Sublessor, an officer thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed as of the day and year first above written.


                                  SUBLESSOR:  SOFTWARE TECHNOLOGY, Inc.

         WITNESS:
                                  BY:  s/s  Sally Ball
                                       ---------------------------------------

           Illegible Signature    NAME:  Sally Ball
         ------------------------        -------------------------------------

                                  TITLE:  VP Finance
                                          ------------------------------------



                                  SUBLESSEE:  RCI SYSTEMS, L.C.
         WITNESS:

                                  BY: s/s  Ronald Johnson
                                      ----------------------------------------

           Illegible Signature    NAME:  Ronald C. Johnson
         ------------------------        -------------------------------------

                                  TITLE:  Chairman
                                          ------------------------------------

                               CONSENT BY LESSOR.

The undersigned, Lessor under the Prime Lease (attached at Exhibit "A" hereto) hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other sublease.



WITNESS:                          PRIME LESSOR:  Hunting Creek, LLC


                                   BY:
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                                   NAME:
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                                   TITLE:
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